                                                                                                       Exhibit 4.62
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                                              JASPER COUNTY, INDIANA

                                                        and

                                      NORTHERN INDIANA PUBLIC SERVICE COMPANY

                                   ---------------------------------------------

                                      FIRST AMENDMENT TO FINANCING AGREEMENT

                                   --------------------------------------------

                                           Dated as of December 1, 2000

                                      Supplementing and amending that certain
                                                Financing Agreement
                                            dated as of August 1, 1994

                                                    $69,000,000
                                              Jasper County, Indiana
                                     Pollution Control Refunding Revenue Bonds
                                 (Northern Indiana Public Service Company Project)
                                               Series 1994A, B and C

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                                      FIRST AMENDMENT TO FINANCING AGREEMENT
                                             ------------------------

                                                 TABLE OF CONTENTS

                (This Table of Contents is not a part of the First Amendment to Financing Agreement and is only for convenience of reference.)

SECTION                                                HEADING                                                   PAGE

       Section 2.06.       Amendment to Sections 6.1(c), 6.5, 7.3(a), 8.2, 8.5 and 8.6 of the

                                      FIRST AMENDMENT TO FINANCING AGREEMENT

         THIS FIRST  AMENDMENT  TO FINANCING  AGREEMENT  (this  "First  Amendment")  is made and entered into as of
December 1,  2000 between JASPER COUNTY,  INDIANA, a political  subdivision of the State of Indiana (the "Issuer"), and NORTHERN INDIANA PUBLIC SERVICE COMPANY (the "Company"):

                                                    WITNESSETH:

         WHEREAS,  on August 25,  1994 the Issuer issued its Pollution  Control  Refunding  Revenue Bonds (Northern
Indiana  Public  Service  Company  Project)  Series  1994A,  B and C  (collectively,  the  "Bonds") in the original aggregate  principal  amount of  $69,000,000  pursuant to an  Indenture  of Trust dated as of  August 1,  1994 (the
"Original Indenture") by and between the Issuer and Bank One Trust Company,  N.A., formerly Bank One, Indianapolis,
NA (the "Trustee"); and

         WHEREAS,  in connection with the issuance of the Bonds,  the Issuer and the Company executed and delivered the  Financing  Agreement  dated as of  August 1,  1994 by and between the Issuer and the  Company  (the  "Original
Agreement"); and

         WHEREAS,  concurrently with the execution and delivery of this First Amendment,  the Original Indenture is being  amended,  supplemented  and  restated by the Amended and Restated  Indenture of Trust of even date  herewith
(the  "Indenture") in order to add provisions  relating to a bond insurance  policy for each series of Bonds and an
Auction Rate interest-setting mechanism; and

         WHEREAS,  Section 1502  of the Original  Indenture  provides that the Issuer and the Company may, with the consent  of the  owners  of not less  than 60% in  aggregate  principal  amount  of each  series  of the  Bonds now
Outstanding,  enter  into an  agreement  supplemental  to the  Original  Agreement  to make  certain  changes,  and
Section 8.6 of the Original Agreement  provides that such supplemental  agreement is subject to the written consent of the Trustee; and

         WHEREAS,  the  Issuer  and the  Company  desire to enter  into  this  First  Amendment,  as  permitted  by
Section 1502 of the Original  Indenture and Section 8.6 of the Original  Agreement,  in order to amend the Original
Agreement to make certain changes relating to the amendments being made to the Indenture concurrently herewith;

         NOW,  THEREFORE,  in  consideration  of the foregoing and of the mutual  covenants  herein set forth,  the parties hereto agree as follows:

                                                     ARTICLE I

                                      DEFINITIONS; AMENDMENTS TO DEFINITIONS

        Section 1.01.    Definitions  of  Terms;  Amendments  to  Definitions.  All  words  and  terms  defined  in
Article I and elsewhere in the Original Agreement shall have the same respective  meanings in this First Amendment, except that the following definitions are hereby amended to read as follows:

         "Indenture"  means the  Amended  and  Restated  Indenture  of Trust  between the Issuer and Bank One Trust
Company,  N.A.,  as trustee,  dated as of  November 1,  2000,  including  any  indentures  supplemental  thereto or amendatory thereof.

         "Insurance  Policy" means  collectively,  the financial  guaranty insurance policies issued by the Insurer insuring the payment when due of the principal of and interest on the Bonds as provided therein.

         "Insurer" means MBIA Insurance Corporation and its successors and assigns.

         "Issuer"  means Jasper  County,  Indiana and any  successor  body to the duties or functions of the Issuer and for purposes of any  exculpatory  and indemnity  provisions of this Agreement and the  Indenture,  the "Issuer"
also includes the Jasper County Economic Development Commission.

         "Reimbursement  Agreement" means the  Reimbursement and Indemnity  Agreement dated as of October 1,  2000, by and  between  the  Company  and  the  Insurer,  and  any  and all  modifications,  alterations,  amendments  and supplements thereto.

         "Trustee" means Bank One Trust Company,  N.A., and any successor  Trustee pursuant to Section 1106 or 1109 of the Indenture at the time serving as successor Trustee thereunder.

                                                    ARTICLE II

                                         AMENDMENTS TO ORIGINAL AGREEMENT

        Section 2.01.    Amendment to Section 3.2  of the Original  Agreement.  The first  paragraph of Section 3.2 of the Original Agreement is hereby amended to read as follows:

                  "Any moneys held as a part of the Bond Fund shall be invested or  reinvested by the Trustee at the written  direction of an Authorized  Company  Representative as to specific  investments,  to the extent  permitted by law and in particular by the Act,  and  consented  to in writing by the  Insurer.  In the  absence of specific  instructions,  the Trustee  shall invest such moneys in the One Group
                  U.S.  Treasury  Securities  Money  Market  Fund (so long as such  fund is rated
                  AAAm-G,  AAAm or AAm by S&P) or other  money  market fund (so long as such fund is rated  AAAm-G,  AAAm or AAm by S&P) that invests  exclusively  in short-term
                  U.S. Treasury  obligations  including repurchase  agreements  collateralized by such treasury  obligations  and when-issued  securities,  U. S. Treasury bills, notes and other securities issued or backed by the U. S. Government."

        Section 2.02.    Amendment  to   Section 4.2   of  the   Original   Agreement.   The  first   paragraph  of
Section 4.2(a) of the Original Agreement is hereby amended to read as follows:

                           "(a)     On the  Business  Day  prior  to  each  date  provided  in or pursuant to the Indenture for the payment of principal  (whether at maturity or upon redemption or  acceleration)  of, premium,  if any, and/or interest on the
                  Bonds,  until the  principal  of,  premium,  if any,  and interest on the Bonds shall have been fully paid or  provision  for the  payment  thereof  shall have been  made in  accordance  with the  Indenture,  the  Company  shall pay to the
                  Trustee in  immediately  available  funds,  for deposit in the Bond Fund,  as a repayment  installment  of the loan of the  proceeds  of the Bonds  pursuant to
                  Section 4.1 hereof,  sums equal to the amounts payable on such interest payment or  redemption  or  acceleration  or maturity  dates as  principal  (whether at maturity or upon  redemption or  acceleration),  premium,  if any, and interest upon the  Bonds as  provided  in the  Indenture;  provided,  however,  that the obligation  of the  Company  to make any such  payments  shall be  deemed to be satisfied and  discharged to the extent of the  corresponding  payments made to the Trustee  under a Letter of Credit or from  amounts  realized by the Trustee under any Alternate Credit Facility."

        Section 2.03.    Amendment to  Section 4.5(b) of the Original  Agreement.  The reference to "Section 304 of the Indenture" in Section 4.5(b) of the Original Agreement is hereby amended to "Section 305 of the Indenture."

        Section 2.04.    Amendment  to  Section 5,1  of the  Original  Agreement.  The  phrase,  "shall be a public utility" is hereby deleted from Section 5.1 of the Original Agreement.

        Section 2.05.    Addition to  Section 5.10 of the Original  Agreement.  The first paragraph of Section 5.10 of the Original Agreement is hereby amended to read as follows:

                  "The Company  hereby  covenants  for the benefit of the Owners of the Bonds and the Issuer  that it (a) has not taken,  and will not take or permit to be taken on its  behalf,  any action  which  would  adversely  affect the  exclusion  of interest on the Bonds from gross income of the  recipients  thereof for federal income tax purposes and (b) will take, or require to be taken,  such actions as may,  from time to time,  be required  under  applicable  law or  regulation to continue  to cause the  interest  on the Bonds to be so  excluded.  The Company hereby  acknowledges  that  in the  event  of an  examination  by the  Internal
                  Revenue  Service  of the  exclusion  of  interest  on the Bonds  from the gross income of the Owners  thereof for federal  income tax  purposes  under  current regulations,  the  Internal  Revenue  Service  will  treat  the  Issuer  as the
                  "taxpayer" in such  examination.  The Company and the Issuer each agree that it will respond in a  commercially  reasonable  manner to any  inquiries  from the
                  Internal  Revenue Service in connection  with such an  examination.  The Issuer hereby  covenants  that it will  cooperate  with the Company,  at the Company's expense and at its direction, in connection with such examination."

        Section 2.06.    Amendment to  Sections 6.1(c),  6.5, 7.3(a),  8.2, 8.5 and 8.6 of the Original  Agreement.
All  references  to the "Bank"  shall be deemed to refer,  mutatis  mutandis,  to the  "Insurer"  in the  following
Sections of the Original Agreement:  Sections 6.1(c), 6.5, 7.3(a), 8.2, 8.5 and 8.6.

        Section 2.07.    Addition of  Section 8.12  to the  Original  Agreement.  An  additional  Section is hereby added to the end of Article VIII of the Original Agreement as follows:

                  "Section  8.12.  Insurer  as  Third  Party   Beneficiary.   The  Insurer  is  a
                  third-party beneficiary to this Agreement. "

                                                    ARTICLE III

                                                   MISCELLANEOUS

        Section 3.01.    Agreement  Confirmed.  Except as amended by this First  Amendment,  all of the  provisions of the Original  Agreement  shall remain in full force and effect,  and from and after the  effective  date of this
First Amendment shall be deemed to have been amended as herein set forth.

        Section 3.02.    Notice to Rating  Agencies.  In accordance with  Section 1611  of the Original  Indenture, the Trustee agrees to give notice of this First Amendment to each Rating Agency currently rating the Bonds.

        Section 3.03.    Severability.  If any provision of this First  Amendment  shall be held or deemed to be or shall,  in fact,  be  inoperative  or  unenforceable  as  applied in any  particular  case in any  jurisdiction  or jurisdictions  or in all  jurisdictions,  or in all  cases  because  it  conflicts  with  any  other  provision  or provisions  hereof  or any  constitution  or  statute  or rule of public  policy,  or for any  other  reason,  such circumstances  shall not have the effect of rendering the provision in question  inoperative  or  unenforceable  in any other case or  circumstance,  or of rendering  any other  provision or  provisions  herein  contained  invalid, inoperative, or unenforceable to any extent whatever.

        Section 3.04.    Counterparts.   This  First   Amendment   may  be   simultaneously   executed  in  several
counterparts,  each of  which  shall  be an  original  and  all of  which  shall  constitute  but one and the  same instrument.

        Section 3.05.    Applicable  Provisions  of Law.  This First  Amendment  shall be governed by and construed in accordance with the laws of the State of Indiana.

        Section 3.06.    Effective Date.  This First  Amendment shall become  effective on the date the Trustee has received  the  Consents  of the  Trustee  and the  owners  of 60% in  aggregate  principal  amount of the Bonds now
Outstanding to the execution hereof.

         IN WITNESS  WHEREOF,  the Issuer and the Trustee have caused this First  Amendment to be executed in their respective  corporate names and their respective  corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

                                                          BOARD OF COMMISSIONERS OF JASPER COUNTY, INDIANA

                                                          By /s/ Richard E. Maxwell

                                                          By /s/ Gary G. Green

                                                          By /s/ walter R. Petterson

[SEAL]

ATTEST:

By/s/ Rita J. Steele
          County Auditor
                                                          NORTHERN INDIANA PUBLIC SERVICE COMPANY

                                                          By /s/ Francis P. Girot
                                                          TitleTreasurer
[SEAL]

ATTEST:

By/s/ Gary W. Pottorff
TitleSecretary

                                              CONSENT OF THE TRUSTEE

         Pursuant to Section 8.6  of the Financing  Agreement  between  Jasper  County,  Indiana (the "Issuer") and
Northern  Indiana Public  Service  Company (the  "Company"),  dated as of August 1,  1994,  Bank One Trust Company,
N.A., formerly Bank One, Indianapolis,  NA, as Trustee,  hereby consents to the execution and delivery of the First
Amendment to Financing Agreement dated as of December 1, 2000 between the Issuer and the Company.

                                                          BANK ONE TRUST COMPANY, N.A., formerly Bank One,
                                                             Indianapolis, NA, as Trustee

                                                          By  /s/     John K. Pearce
                                                              Its  Authorized Officer

Date:  December 1, 2000

                                               CONSENT OF BONDHOLDER

         The undersigned (the "Bondholder"),  the owner as of December 1,  2000 of Jasper County, Indiana Pollution
Control  Refunding  Revenue Bonds (Northern  Indiana Public Service Company Project)  Series 1994A,  B and C in the
aggregate  principal  amount stated below,  hereby consents to the execution and delivery of the First Amendment to
Financing  Agreement  dated as of  December 1,  2000 between  Jasper  County,  Indiana and Northern  Indiana Public
Service Company attached hereto.  The Bondholder agrees that this Consent shall be irrevocable.

                                                          Name of Owner:  Morgan Stanley & Co. Incorporated

                                                          Aggregate Principal Amount of Bonds Owned:
                                                          $69,000,000
                                                          CUSIP No. ______________

                                                          By:  /s/  P.J. Sweeney
                                                          Title:   Managing Director
                                                          Date:  December 1, 2000